Exhibit 3.4

	Mailing Address:	Location
Ministry	PO BOX 9431 Stn Prov Govt.	2nd Floor - 940 Blanshard St
of Finance	Victoria BC V8W 9V3	Victoria BC
BC Registry Services	www corporateonline.gov.bc.ca	250 356-8626

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies
Notice of Articles
/s/ Ron Townshend
BUSINESS CORPORATIONS ACT	RON TOWNSHEND
July 6. 2010

This Notice of Articles was issued by the Registrar on: July 6, 2010 02:13 PM Pacific Time
Incorporation Number:	BCO317518
Recognition Date: Incorporated on November 17, 1986

NOTICE OF ARTICLES

Name of Company:
CIBT EDUCATION GROUP INC.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
700 - 625 HOWE ST	700 - 625 HOWE ST
VANCOUVER BC V6C 2T6	VANCOUVER BC V6C 2T6
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
700 - 625 HOWE ST	700 - 625 HOWE ST
VANCOUVER BC V6C 2T6	VANCOUVER BC V6C 2T6
CANADA	CANADA

Page: 1 of 3

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Warnock, Davidrnock
Mailing Address:	Delivery Address:
500 E. PRATT STREET, STE 1200	500 E. PRATT STREET, STE 1200
BALTIMORE MD 21202	BALTIMORE MD 21202
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
DAVID, TONY
Mailing Address:	Delivery Address:
230 - 2755 LOUGHEED HWY.	230 - 2755 LOUGHEED HWY.
PORT COQUITLAM BC V4B 5Y9	PORT COQUITLAM BC V4B 5Y9
CANADA	CANADA

Last Name, First Name, Middle Name:
Hsu, David
Mailing Address:	Delivery Address:
10022 FOXRUN RD,	10022 FOXRUN RD.
SANTA ANA CA 92705	SANTA ANA CA 92705
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
Rice, Troy
Mailing Address:	Delivery Address:
7520 E. LARKSPUR DR.	7520 E. LARKSPUR DR.
SCOTTSDALE AZ 85260	SCOTTSDALE AZ 85260
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
Weir, Shane
Mailing Address:	Delivery Address:
C/O WEIR & ASSOCIATES, 16TH FLOOR	C/O WEIR & ASSOCIATES, 16TH FLOOR
TAK SHING HOUSE, THEATRE LANE	TAK SHING HOUSE, THEATRE LANE
20 DES VOEUX ROAD CENTRAL	20 DES VOEUX ROAD CENTRAL
HONG KONG	HONG KONG

Last Name, First Name, Middle Name:
Kong, David
Mailing Address:	Delivery Address:
7440 AFTON DRIVE	1200 - 777 WEST BROADWAY
RICHMOND BC V7A 1A3	VANCOUVER BC V5Z 4J7
CANADA	CANADA

Page: 2 of 3

Last Name, First Name, Middle Name:
CHU, TOBY

Biling Address:	Delivery Address:
1200 - 777 WEST BROADWAY	1200 - 777 WEST BROADWAY
VANCOUVER BC V5Z 4J7	VANCOUVER BC V5Z 4J7
CANADA	CANADA

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

June 30, 2004

AUTHORIZED SHARE STRUCTURE
1. 150,000,000	common Shares	Without Par Value

Without Special Rights or Restrictions attached

Page: 3 of 3